SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 15, 2002

ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)

(813) 884-0000

(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
April 15, 2002 Letter From Arthur Andersen to SEC

Item 4.	Changes in Registrant’s Certifying Accountant

     On April 11, 2002, Anchor Glass Container Corporation (the “Registrant”) determined to dismiss Arthur Andersen LLP (“Arthur Andersen”) as the Registrant’s independent public accountants and appointed PricewaterhouseCoopers LLP (“PWC”) to serve as the Registrant’s independent public accountants for fiscal year 2002. The dismissal of Arthur Andersen was approved by the Registrant’s Board of Directors. The matter was not independently considered by the Registrant’s Audit Committee.

     Arthur Andersen’s reports on the Registrant’s financial statements for each of the fiscal years ended December 31, 2001 and 2000 contained a qualified opinion regarding the Registrant’s ability to continue as a going concern.

     In connection with audits for the two most recent fiscal years ended December 31, 2001 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in their report on the Registrant’s financial statements for those years.

     During the two most recent fiscal years ended December 31, 2001 and through the date hereof, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Registrant has provided Arthur Andersen with a copy of the foregoing disclosures and requested that Arthur Andersen furnish a letter addressed to the Commission stating whether it agrees with these disclosures. Attached, as Exhibit 99.1, is a copy of Arthur Andersen’s letter, dated April 15, 2002, stating its agreement with such statements.

     During the two most recent fiscal years ended December 31, 2001 and through the date hereof, the Registrant did not consult PWC regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Registrant’s financial statements or any matter that was the subject of a disagreement or a reportable event, as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits.

The following exhibit is filed herewith:

	99.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 15, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Lawrence M. Murray
Name: Lawrence M. Murray
Title: Senior Vice President — Finance

Date: April 18, 2002